Exhibit 99.1

Press Release

Contact:	Tim Steele
+44 20 7163 5850
tim.steele@bnymellon.com

The Bank of New York Mellon acquires full ownership

of ABN AMRO Mellon Global Securities Services B.V.

Former joint venture company remains headquartered in the Netherlands

LONDON, December 20, 2007 – The Bank of New York Mellon Corporation, a global leader in asset management and securities servicing, has completed its acquisition of ABN AMRO Mellon Global Securities Services B.V. following regulatory approval from the Dutch regulator, De Nederlandsche Bank (DNB).

ABN AMRO Mellon, the 50-50 joint venture company established by Mellon Bank N.A. and ABN AMRO in 2003 to provide global custody and related services to institutions outside North America, will now be known as BNY Mellon Asset Servicing B.V. and becomes a part of the asset servicing division of The Bank of New York Mellon. Terms of the deal have not been disclosed.

The bank continues to be headquartered in Amsterdam and regulated by DNB. Existing ABN AMRO Mellon clients will remain contracted to BNY Mellon Asset Servicing B.V., as will ABN AMRO Mellon staff at the company’s operational centres around the world.

ABN AMRO Mellon CEO Nadine Chakar takes up a new position as Chair of the Supervisory Board of BNY Mellon Asset Servicing B.V. She continues in her role as Head of Europe, Middle East & Africa (EMEA) for BNY Mellon’s asset servicing business, which she has held since the completion of the merger between The Bank of New York and Mellon Financial Corporation in July 2007.

The role of CEO of BNY Mellon Asset Servicing B.V. is taken up by Pim Nederpel. Nederpel has been ABN AMRO Mellon’s Chief Financial Officer since October 2005, with responsibility for the finance, business technology services and legal, risk & compliance departments within the bank. Prior to joining ABN AMRO Mellon, Nederpel held the roles of Executive Director of Euronext Amsterdam and Deputy CEO of Clearnet among other positions.

The bank’s existing Managing Board structure will remain in place.

Nadine Chakar said: “The success that ABN AMRO Mellon has enjoyed over the past five years is driven by the creativity, team spirit and unwavering passion for results displayed by our employees, who have turned even our most challenging business goals and ambitions into reality. Like our clients, they will now benefit from the many new opportunities afforded by being a part of a larger global organisation.

All information and figures source Mellon International unless otherwise stated as at 30 September 2007. This press release is issued by Mellon International Limited to members of the financial press and media.

Registered office: Mellon International Limited, Mellon Financial Centre, 160 Queen Victoria Street, London, EC4V 4LA

Registered in England no. 3755033

A Bank of New York Mellon CompanySM

Press Release

“From the outset the ABN AMRO Mellon JV was structured to avoid disruption in the event of any change of ownership. I want to stress that continuity – of people, products, technology and service levels – remains our priority as we become part of the world’s largest asset servicing provider.

“This deal is about evolution, not revolution. It is about moving the company to the next level, and there is a clear and logical fit between ABN AMRO Mellon’s activities and the capabilities of the BNY Mellon Asset Servicing line of business.”

Jim Palermo, Co-CEO of BNY Mellon Asset Servicing and former Co-Chair of the ABN AMRO Mellon Supervisory Board, said: “On behalf of the Supervisory Board, I would like to thank Nadine and her team for their sterling work in building a world class organisation that leads the way in service excellence. By bringing ABN AMRO Mellon into the BNY Mellon Asset Servicing line of business we are combining two excellent organisations committed to high quality service, innovation and flexibility for the benefit of our respective clients.”

-ends-

Notes to editors

BNY Mellon Asset Servicing offers clients worldwide a broad spectrum of specialised asset servicing capabilities, including custody and fund services, securities lending, performance and analytics, and execution services. BNY Mellon Asset Servicing provides services through The Bank of New York, Mellon Bank, N.A. and other related companies.

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has more than $20 trillion in assets under custody and administration, more than $1.1 trillion in assets under management and services $11 trillion in outstanding debt. Additional information is available at bnymellon.com.

All information and figures source Mellon International unless otherwise stated as at 30 September 2007. This press release is issued by Mellon International Limited to members of the financial press and media.

Registered office: Mellon International Limited, Mellon Financial Centre, 160 Queen Victoria Street, London, EC4V 4LA

Registered in England no. 3755033

A Bank of New York Mellon CompanySM